Exhibit 99.1

Five9 Announces Revenue Growth of 27% and Positive Adjusted EBITDA for the Fourth Quarter of 2015
Q4 LTM Enterprise Subscription Revenue Increased 38% Year-Over-Year
Record Annual Revenue of $128.9 Million, Up 25% Year-Over-Year

SAN RAMON, CALIF. - February 23, 2016 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud software for the enterprise contact center market, today reported results for the fourth quarter and fiscal year ended December 31, 2015.
Business Highlights

•	Q4 revenue increased 27% year-over-year to $36.0 million

•	Q4 adjusted gross margin improved by nearly 680 basis points year-over-year to 61.4%

•	Achieved positive adjusted EBITDA in Q4 with a nearly 1,900 basis point margin improvement year-over-year

•	2015 average new enterprise deal size of approximately $450,000 in annual recurring revenue, up from an average of $350,000 in 2014
“2015 was an outstanding year for Five9. We finished the year with an exceptional fourth quarter that exceeded our expectations across all key metrics, including achieving positive adjusted EBITDA three quarters earlier than expected. This achievement of delivering solid top line growth while generating increasing operating leverage underscores the strength of our business model. Throughout the year we experienced increasing momentum in our enterprise business as evidenced by 38% growth in our enterprise subscription revenue and an average new enterprise deal size of approximately $450,000 in annual recurring revenue. We believe cloud penetration in the enterprise market is accelerating due to an increasing push towards modernization, which includes a shift to the cloud for both CRM solutions like Salesforce.com and Oracle, as well as contact center solutions like Five9. Given our strong position in the market, Five9 is well positioned to benefit from these growth catalysts in 2016 and beyond.”
- Mike Burkland, President and CEO, Five9
Fourth Quarter 2015 Financial Results

•	Total revenue for the fourth quarter of 2015 increased 27% to $36.0 million compared to $28.3 million for the fourth quarter of 2014.

•	Annual dollar-based retention rate for the period ended December 31, 2015 was 96%.

•	GAAP gross margin was 56.6% in the fourth quarter of 2015 compared to 48.6% for the same period in 2014.

•	Adjusted gross margin was 61.4% for the fourth quarter of 2015 compared to 54.6% for the same period in 2014.

•	Adjusted EBITDA for the fourth quarter of 2015 was $1.2 million, or 3.5% of revenue, compared to a loss of $(4.3) million, or (15.3)% of revenue, for the fourth quarter of 2014.

•	GAAP net loss for the fourth quarter of 2015 was $(3.5) million, or $(0.07) per share, compared to a GAAP net loss of $(9.4) million, or $(0.19) per share, for the fourth quarter of 2014.

•	Non-GAAP net loss for the fourth quarter of 2015 was $(1.6) million, or $(0.03) per share, compared to a non-GAAP net loss of $(6.8) million, or $(0.14) per share, for the fourth quarter of 2014.
A reconciliation of the non-GAAP financial measures to their related GAAP financial measures is set forth in the tables attached to this release.
2015 Financial Results

•	Total revenue for 2015 increased 25% to $128.9 million, compared to $103.1 million in 2014.

•	GAAP gross margin was 53.8% for 2015, compared to 47.0% for the prior year.

•	Adjusted gross margin was 59.1% for 2015, compared to 52.7% for the prior year.

•	Adjusted EBITDA for 2015 was a loss of $(5.3) million, compared to a loss of $(22.7) million in 2014.

•	GAAP net loss for 2015 was $(25.8) million, or $(0.52) per share, compared to GAAP net loss of $(37.8) million, or $(1.00) per diluted share, in 2014.

•	Non-GAAP net loss for 2015 was $(16.5) million, or $(0.33) per share, compared to non-GAAP net loss of $(32.3) million, or $(0.86) per diluted share, in 2014.
Business Outlook

•	For the full year 2016, Five9 expects to report:

•	Revenue in the range of $148 to $151 million

•	GAAP net loss in the range of $(20.1) to $(23.1) million, or a loss of $(0.39) to $(0.44) per share

•	Non-GAAP net loss in the range of $(11.0) to $(14.0) million, or $(0.21) to $(0.27) per share

•	For the first quarter of 2016, Five9 expects to report:

•	Revenue in the range of $35.5 to $36.5 million

•	GAAP net loss in the range of $(5.4) to $(6.4) million, or a loss of $(0.10) to $(0.12) per share

•	Non-GAAP net loss in the range of $(3.2) to $(4.2) million, or a loss of $(0.06) to $(0.08) per share
Conference Call Details
Five9 will discuss its fourth quarter and fiscal year 2015 results today, February 23, 2016, via teleconference at 4:30 p.m. Eastern Time. To access the call (ID 1501564), please dial: 800-817-8873 or 719-325-2492. An audio replay of the call will be available through March 8, 2016 by dialing 888-203-1112 or 719-457-0820 and entering access code 1501564. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K, and will be posted to our web site, prior to the conference call.
A webcast of the call will be available on the Investor Relations section of the Company’s website at http://investors.five9.com/.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.  Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events, as well as factors that do not directly affect what we consider to be our core operating performance. The company’s management uses these measures to (i) illustrate underlying trends in the company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and

(ii) establish budgets and operational goals for managing the company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.
Forward Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer, including statements regarding the enterprise shift to the cloud for CRM and contact center solutions and Five9’s market position, and the first quarter 2016 and full year 2016 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) we may be unable to attract new clients or sell additional services and functionality to our existing clients or could experience a reduction in seats or revenues from existing clients; (iii) our recent rapid growth may not be indicative of our future growth and we may fail to manage our growth effectively; (iv) the markets in which we participate are highly competitive and we may be unable to compete effectively; (v) we may be unable to manage our technical operations infrastructure, which could cause our existing clients to experience service outages, cause our new clients to experience delays in the deployment of our solution and subject us to, among other things, claims for credits or damages; (vi) a decline in our dollar-based retention rate could cause our revenues and gross margins to decrease and our net loss to increase and we may be required to spend more money to grow our client base to maintain our revenues; (vii) sales of our solutions to larger organizations may require longer sales and implementation cycles and we may be unable to offer the configuration and integration services or customized features and functions required by larger organizations, which could delay or prevent sales of our solution to them; (viii) downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (ix) third-party telecommunications and internet service providers on which we rely may fail to provide our clients and their customers with reliable telecommunication services and connectivity to our cloud contact center software; (x) we may be unable to achieve or sustain profitability, including on an adjusted EBITDA basis ; (xi) we may be unable to secure additional financing on favorable terms, or at all, to meet our future capital needs; and (xii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent quarterly report on Form 10-Q. Such forward looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.
About Five9
Five9 is a leading provider of cloud software for the enterprise contact center market, bringing the power of the cloud to thousands of customers and facilitating approximately three billion customer interactions annually. Since 2001, Five9 has led the cloud revolution in contact centers, helping organizations transition from legacy premise-based solutions to the cloud. Five9 provides businesses with reliable, secure, compliant, and scalable cloud contact center software designed to create exceptional customer experiences, increase agent productivity and deliver tangible business results. For more information visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$58,484	$58,289
Short-term investments	—	20,000
Accounts receivable, net	10,567	8,335
Prepaid expenses and other current assets	2,184	1,960
Total current assets	71,235	88,584
Property and equipment, net	13,225	12,571
Intangible assets, net	2,041	2,553
Goodwill	11,798	11,798
Other assets	934	1,428
Total assets	$99,233	$116,934

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,569	$4,179
Accrued and other current liabilities	7,911	7,318
Accrued federal fees	5,684	7,215
Sales tax liability	1,262	297
Revolving line of credit	12,500	—
Notes payable	7,212	3,146
Capital leases	4,972	4,849
Deferred revenue	6,413	5,346
Total current liabilities	48,523	32,350
Revolving line of credit — less current portion	—	12,500
Sales tax liability — less current portion	1,915	2,582
Notes payable — less current portion	17,327	22,778
Capital leases — less current portion	4,606	4,423
Other long-term liabilities	582	548
Total liabilities	72,953	75,181
Stockholders’ equity:
Common stock	51	49
Additional paid-in capital	180,649	170,286
Accumulated deficit	(154,420)	(128,582)
Total stockholders’ equity	26,280	41,753
Total liabilities and stockholders’ equity	$99,233	$116,934

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$36,033	$28,274	$128,868	$103,102
Cost of revenue	15,635	14,540	59,495	54,661
Gross profit	20,398	13,734	69,373	48,441
Operating expenses:
Research and development	5,580	5,828	22,659	22,110
Sales and marketing	10,720	9,453	42,042	37,445
General and administrative	6,433	6,763	25,822	24,416
Total operating expenses	22,733	22,044	90,523	83,971
Loss from operations	(2,335)	(8,310)	(21,150)	(35,530)
Other income (expense), net:
Interest expense	(1,198)	(1,175)	(4,727)	(4,161)
Interest income and other	28	146	100	245
Change in fair value of convertible preferred and common stock warrant liabilities	—	—	—	1,745
Total other income (expense), net	(1,170)	(1,029)	(4,627)	(2,171)
Loss before income taxes	(3,505)	(9,339)	(25,777)	(37,701)
Provision for income taxes	13	33	61	85
Net loss	$(3,518)	$(9,372)	$(25,838)	$(37,786)
Net loss per share:
Basic and diluted	$(0.07)	$(0.19)	$(0.52)	$(1.00)
Shares used in computing net loss per share:
Basic and diluted	50,764	49,003	50,141	37,604

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended
	December 31, 2015	December 31, 2014
	(Unaudited)
Cash flows from operating activities:
Net loss	$(25,838)	$(37,786)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,388	6,463
Provision for doubtful accounts	171	76
Stock-based compensation	7,730	6,753
Loss on disposal of property and equipment	10	1
Non-cash interest expense	350	293
Changes in fair value of convertible preferred and common stock warrant liabilities	—	(1,745)
Others	36	(7)
Changes in operating assets and liabilities:
Accounts receivable	(2,410)	(1,390)
Prepaid expenses and other current assets	(224)	(216)
Other assets	(312)	(128)
Accounts payable	(1,610)	300
Accrued and other current liabilities	426	1,863
Accrued federal fees and sales tax liability	441	440
Deferred revenue	1,038	1,012
Other liabilities	(135)	(208)
Net cash used in operating activities	(12,939)	(24,279)
Cash flows from investing activities:
Purchases of property and equipment	(1,116)	(1,025)
Decrease (increase) in restricted cash	806	(25)
Purchase of short-term investments	(20,000)	(49,992)
Proceeds from maturity of short-term investments	40,000	30,000
Net cash provided by (used in) investing activities	19,690	(21,042)
Cash flows from financing activities:
Net proceeds from IPO, net of payments for offering costs	—	71,459
Proceeds from exercise of common stock options and warrants	1,266	1,212
Proceeds from sale of common stock under ESPP	1,369	660
Proceeds from notes payable	—	19,536
Repayments of notes payable	(3,447)	(1,556)
Payments of capital leases	(5,744)	(5,449)
Net cash provided by (used in) financing activities	(6,556)	85,862
Net increase in cash and cash equivalents	195	40,541
Cash and cash equivalents:
Beginning of period	58,289	17,748
End of period	$58,484	$58,289

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

GAAP gross profit	$20,398	$13,734	$69,373	$48,441
GAAP gross margin	56.6%	48.6%	53.8%	47.0%
Non-GAAP adjustments:
Depreciation	1,396	1,204	5,599	4,787
Intangibles amortization	87	87	351	351
Stock-based compensation	227	176	866	542
Out of period adjustment for accrued federal fees	—	235	—	235
Adjusted gross profit	$22,108	$15,436	$76,189	$54,356
Adjusted gross margin	61.4%	54.6%	59.1%	52.7%

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

GAAP net loss	$(3,518)	$(9,372)	$(25,838)	$(37,786)
Non-GAAP adjustments:
Depreciation and amortization	1,863	1,605	7,388	6,463
Stock-based compensation	1,720	1,957	7,730	6,753
Interest expense	1,198	1,175	4,727	4,161
Interest income and other	(28)	(146)	(100)	(245)
Provision for income taxes	13	33	61	85
Change in fair value of convertible preferred and common stock warrant liabilities	—	—	—	(1,745)
Reversal of contingent sales tax liability (G&A)	—	—	—	(2,766)
Accrued FCC charge (G&A)	—	—	—	2,000
Out of period adjustment for accrued federal fees (COR)	—	235	—	235
Out of period adjustment for sales tax liability (G&A)	—	183	765	183
Adjusted EBITDA	$1,248	$(4,330)	$(5,267)	$(22,662)

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

GAAP net loss	$(3,518)	$(9,372)	$(25,838)	$(37,786)
Non-GAAP adjustments:
Stock-based compensation	1,720	1,957	7,730	6,753
Intangibles amortization	128	128	512	512
Non-cash interest expense	90	83	350	293
Change in fair value of convertible preferred and common stock warrant liabilities	—	—	—	(1,745)
Reversal of contingent sales tax liability (G&A)	—	—	—	(2,766)
Accrued FCC charge (G&A)	—	—	—	2,000
Out of period adjustment for accrued federal fees (COR)	—	235	—	235
Out of period adjustment for sales tax liability (G&A)	—	183	765	183
Non-GAAP net loss	$(1,580)	$(6,786)	$(16,481)	$(32,321)
Non-GAAP net loss per share:
Basic and diluted	$(0.03)	$(0.14)	$(0.33)	$(0.86)
Shares used in computing non-GAAP net loss per share:
Basic and diluted	50,764	49,003	50,141	37,604

SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(Unaudited, in thousands)

	Three Months Ended
	December 31, 2015			December 31, 2014
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$227	$1,396	$87	$176	$1,204	$87
Research and development	401	140	—	527	75	—
Sales and marketing	370	25	29	455	21	29
General and administrative	722	174	12	799	177	12
Total	$1,720	$1,735	$128	$1,957	$1,477	$128

	Twelve Months Ended
	December 31, 2015			December 31, 2014
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$866	$5,599	$351	$542	$4,787	$351
Research and development	1,790	455	—	1,931	229	—
Sales and marketing	1,800	92	114	1,510	82	114
General and administrative	3,274	730	47	2,770	853	47
Total	$7,730	$6,876	$512	$6,753	$5,951	$512

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS – GUIDANCE
(Unaudited, in thousands, except per share data)

	Three Months Ending		Year Ending
	March 31, 2016		December 31, 2016
	Low	High	Low	High

GAAP net loss	$(5,391)	$(6,391)	$(20,139)	$(23,139)
Non-GAAP adjustments:
Stock-based compensation	1,972	1,972	8,296	8,296
Intangibles amortization	128	128	500	500
Non-cash interest expense	91	91	343	343
Non-GAAP net loss	$(3,200)	$(4,200)	$(11,000)	$(14,000)
GAAP net loss per share, basic and diluted	$(0.10)	$(0.12)	$(0.39)	$(0.44)
Non-GAAP net loss per share, basic and diluted	$(0.06)	$(0.08)	$(0.21)	$(0.27)
Shares used in computing GAAP and non-GAAP net loss per share:
Basic and diluted	51,416	51,416	52,308	52,308

Investor Relations Contact:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com
Tony Righetti
415-489-2186
Tony@blueshirtgroup.com

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